Exhibit 5.5

BOSTON   CONNECTICUT   NEW JERSEY   NEW YORK   WASHINGTON, DC

One Jefferson Road
  Parsippany, NJ  07054-2891
T: (973) 966 6300 F: (973) 966-1015

March 3, 2015

Puritan Oil Company, Inc.

800 South Street, Suite 500

Waltham, MA 02453

Re:	Registration Statement on Form S-4

Reference is made to Puritan Oil Company, Inc., a New Jersey corporation (the “NJ Subsidiary”), which is a wholly-owned subsidiary of Warren Equities, Inc., a Delaware corporation (the “Parent”).  The Parent is a wholly-owned subsidiary of Global Montello Group Corp., which is a wholly-owned subsidiary of Global Operating LLC, which is a wholly-owned subsidiary of Global Partners LP, a Delaware limited partnership (the “Partnership”).

We have acted as New Jersey counsel to the NJ Subsidiary with respect to the laws of the State of New Jersey in connection with the preparation of a Registration Statement on Form S-4 (the “Registration Statement”) filed by the Partnership and GLP Finance Corp., a Delaware corporation (“Finance Corp” and together with the Partnership, the “Issuers”) and certain other subsidiaries identified on the Registration Statement (the “Guarantors”), including the NJ Subsidiary, with the Securities and Exchange Commission (the “Commission”) in connection with (a) the issuance by the Issuers of up to $375,000,000 aggregate principal amount of their 6.25% Senior Notes due 2022 (the “New Notes”) registered pursuant to the Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for up to $375,000,000 aggregate principal amount of the Issuers’ outstanding 6.25% Senior Notes due 2022 (the “Old Notes” and, together with the New Notes, the “Notes”) and (b) the Guarantors’ unconditional guarantee of the payment of the New Notes (the “Guarantees”).  The Old Notes were previously issued under the Indenture, dated as of June 24, 2014 (the “Original Indenture”), among the Issuers, the guarantors listed on the signature pages thereto and Deutsche Bank Trust Company Americas, a New York corporation, as trustee (the “Trustee”).

The New Notes will be issued under the Original Indenture, as amended and supplemented by the First Supplemental Indenture (as defined below) and the Second Supplemental Indenture (as defined below) (collectively, the “Indenture”).  The Indenture provides that it, the Guarantees and the Notes are to be governed by, and construed in accordance with, the laws of the State of New York.

This opinion letter is being furnished at the request of the Issuers and the NJ Subsidiary.

We have not made an independent investigation of facts for the purpose of rendering this opinion letter, and, except as expressly set forth herein, we have not reviewed any documents in connection with this opinion letter.  In rendering this opinion letter, we have examined and relied upon originals, or copies identified to us as final versions, of each of the following documents:

(a)                                 The Original Indenture;

(b)                                 The Supplemental Indenture, dated as of September 24, 2014 (the “First Supplemental Indenture”), among the Issuers, each of the parties identified under the caption “Guarantors” on the signature page thereto, and the Trustee;

(c)                                  The Second Supplemental Indenture, dated as of January 7, 2015 (the “Second Supplemental Indenture”), among the Issuers, each of the parties identified under the caption “Guarantors,” including the NJ Subsidiary, on the signature page thereto, and the Trustee;

(d)                                 The Secretary’s Certificate of the NJ Subsidiary, dated as of the date hereof (the “Secretary’s Certificate”), certifying as to various matters and attaching, among other documents:

(i)                                     the Certificate of Incorporation, as amended, of the NJ Subsidiary as in effect as of the date hereof (the “Certificate of Incorporation”);

(ii)                                  the By-laws, as amended, of the NJ Subsidiary as in effect as of the date hereof (the “By-laws”);

(iii)                               the resolutions of the Board of Directors of the NJ Subsidiary relating to the Second Supplemental Indenture and the transactions contemplated by the Indenture; and

(iv)                              the resolutions of the Board of Directors of the Parent, as sole shareholder of the NJ Subsidiary, authorizing the execution and delivery by the NJ Subsidiary of the Second Supplemental Indenture and the performance by the NJ Subsidiary of the transactions contemplated by the Indenture;

(e)                                  A certificate, dated February 25, 2015 issued by the Department of Treasury of the State of New Jersey stating that, as of such date, the NJ Subsidiary continues as an active business in good standing in the State of New Jersey and its Annual Reports are current (the “Good Standing Certificate”); and

(f)                                   The Registration Statement.

In preparing this opinion letter, we note that the Certificate of Incorporation provided to us for review makes reference to a certificate of amendment to the Certificate of Incorporation that was filed on October 7, 1981 with the Department of Treasury of the State of New Jersey (or its predecessor) and a certificate of merger that was filed on March 4, 1966 with the Department of Treasury of the State of New Jersey (or its predecessor) (collectively, the “Missing Charter Documents”).  Neither the Department of Treasury of the State of New Jersey nor the NJ Subsidiary has copies of the Missing Charter Documents.  Therefore, we have assumed, with your permission and knowledge, that neither of the Missing Charter Documents contains any provisions or language that would affect our opinions in this opinion letter.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies of originals and the authenticity of the originals of such copies, and we have assumed that the Indenture was duly authorized, executed and delivered by the parties thereto, except as we have specifically opined herein with respect to the NJ Subsidiary, that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and that the New Notes will be duly authorized, executed and delivered by each of the Issuers and will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

As to all factual matters material to the opinions expressed herein, we have (with your permission and without any investigation or independent verification) relied upon, and assumed the accuracy and completeness of, the certificates and documents described above and the representations and warranties contained in the Indenture and the other documents and instruments examined by us.

Based solely upon the foregoing and subject to the comments, qualifications and other matters set forth herein, we are of the opinion, insofar as New Jersey Law is controlling, that (subject to compliance with the pertinent provisions of the Securities Act and, with respect to the Indenture, the New Notes and the Guarantees, the Trust Indenture Act of 1939, as amended, and to compliance with such securities or “blue sky” laws of any jurisdiction as may be applicable, as to all of which we express no opinion):

1.                                      The NJ Subsidiary is validly existing and in good standing as a corporation under the laws of the State of New Jersey.

2.                                      The NJ Subsidiary has the requisite corporate power to execute and deliver the Second Supplemental Indenture, and all necessary corporate action has been taken on the part of the NJ Subsidiary to authorize the execution and delivery of the Second Supplemental Indenture and the performance by NJ Subsidiary of its obligations under the Indenture (including its Guarantees as provided therein).

3.                                      The Second Supplemental Indenture has been duly executed and delivered by the NJ Subsidiary to the extent that execution and delivery are governed by the laws of the State of New Jersey.

For purposes of our opinion in opinion paragraph 1, we have relied solely upon the Good Standing Certificate.

In rendering this opinion letter, we have made no examination of and express no opinion with respect to (i) the characterization of the transactions contemplated by the Registration Statement under tax laws and regulations or the tax liabilities of the parties with respect thereto, (ii) matters of anti-trust laws, (iii) matters relating to the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and similar matters of local law, and judicial decisions to the extent that they deal with any of the foregoing, (iv) matters of federal, state or foreign securities laws, including, without limitation, any “blue sky” laws, (v) compliance with applicable antifraud statutes, rules or regulations, (vi) matters of anti-money laundering laws, or (vii) insolvency, pension, employee benefit, environmental, intellectual property, banking, insurance, labor, health or safety laws.  Without limiting the foregoing, no opinion is expressed herein with respect to the Trust Indenture Act of 1939, as amended.

The opinions expressed herein are limited to the substantive laws of the State of New Jersey.  In rendering the opinions expressed herein, we have assumed that no action that has been taken by the NJ Subsidiary in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement.  In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter.  The opinions expressed herein are rendered as of the date hereof.  We do not undertake to advise you of matters that may come to our attention subsequent to such time as the Registration Statement is declared effective and that may affect the opinions expressed herein, including without limitation, future changes in applicable law.  This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.  The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions; provided that Vinson & Elkins L.L.P. may rely upon this opinion as if it were addressed to such firm in connection with the opinion of such firm to be filed with the Commission with respect to the Registration Statement.

This opinion letter is rendered to you as a legal opinion only, and not a guaranty or warranty of the matters set forth herein or assurance of payment or performance of the Indenture.

Very truly yours,

/s/ Day Pitney LLP